Exhibit 99.1

Rocket Fuel Reports Record Revenue In Third Quarter 2013

Mobile, Social, and Video Channels  More Than Triple as a Percentage of Revenue

REDWOOD CITY, California — November 7, 2013 — Rocket Fuel Inc. (NASDAQ: FUEL), a leading provider of artificial intelligence (AI) advertising solutions for digital marketers, today reported financial results for the third quarter ended September 30, 2013.

“Rocket Fuel continued its strong growth during the third quarter, as revenue grew 132% to $62.5 million. We continued this fast-paced growth - while managing EBITDA close to break even, producing an adjusted EBITDA loss of $(0.7) million,” said George John, Chairman and CEO of Rocket Fuel.  “Compared to last year’s third quarter we more than doubled our customer base and more than tripled the percent of revenue coming from new advertising channels that include mobile, social and video, to 26% of our total revenue.  We maintained our focus on increasing market share, investing heavily in growth, continuing to expand our big data technology platform and artificial intelligence technology, and adding high-quality employees.”

Financial and Business Highlights for the Third Quarter of 2013

Revenue of $62.5 million increased 132% compared to $26.9 million for the third quarter of 2012.

Revenue less media costs of $36.0 million increased 149%, compared to $14.4 million for the third quarter of 2012, growing to 58% of revenue for the current quarter.(1)

Gross Profit of $30.6 million increased 156% compared to $11.9 million over the prior year period representing a Gross Margin improvement to 49% from 44%.

Net Loss was $(6.9) million, or $(0.61) per diluted share, as compared to a net loss of $(2.0) million, or $(0.25) per diluted share in the third quarter of 2012. Adjusted net loss for the quarter was $(1.8) million, or $(0.16) per diluted common share.(1)

Adjusted EBITDA loss was $(0.7) million compared to a loss of $(0.5) million in the third quarter of 2012.(1)

Other channels revenue which includes revenue from delivery of digital advertising to mobile, social, and video channels of $16.2 million increased by 735% compared to $1.9 million for the third quarter of 2012 and more than tripled from 7% to 26% as a percentage of revenue from the prior year period.

Active customer count expanded to 938, up from 406 in the third quarter of 2012.

(1)  Revenue less media costs, adjusted net loss, and adjusted EBITDA are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliations at the end of this release.

Employee headcount increased by 263 in the first three quarters of 2013 to a total 552 as of September 30, 2013.

International offices now include a presence in Stockholm, Sweden and Milan, Italy.

Cash and Cash equivalents as of September 30, 2013 were $125.3 million.  Rocket Fuel received net proceeds from its IPO of $107.9 million during the third quarter.

Shares outstanding as of September 30, 2013 were 32.8 million.

Business Outlook

“Our strong financial performance in the first three quarters of the year signals an ongoing potential to drive rapid growth and scale while managing costs,” said Peter Bardwick, CFO of Rocket Fuel.  “We will continue to invest in talent and our technology which we believe will position us to increase our share of the markets in which we compete and to achieve continued growth in the future.”

Rocket Fuel’s fourth quarter and full year outlook is as follows:

Fourth Quarter 2013

•                  Revenue in the range of $74 million to $77 million

•                  Adjusted EBITDA  in the range of $1.0 million to $2.0 million

Fiscal Year 2013

•                  Revenue in the range of $229 million to $232 million

•                  Adjusted EBITDA loss in the range of $(3.9) million to $(2.9) million

Conference Call and Webcast Information

The Rocket Fuel third quarter 2013 teleconference and webcast is scheduled to begin at 2:00 p.m. Pacific Time on Thursday, November 7, 2013. To participate on the live call, analysts and investors should dial 1-877-941-1428 at least ten minutes prior to the call.  Rocket Fuel will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s web site at www.rocketfuel.com.

Use of Non-GAAP Measures

This press release includes information relating to revenue less media costs, adjusted net loss, and adjusted EBITDA, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).  These non-GAAP financial measures have been included in this press release because they are measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans.

We define revenue less media costs as GAAP revenue less media costs. Media costs consist of costs for advertising impressions we purchase from real-time advertising exchanges or other third parties.   A limitation of revenue less media costs is that it is a measure designed for internal purposes that may be unique to the Company and may not enhance the comparability of the Company’s results to other companies in the same industry that have similar business arrangements but present the impact of media costs differently.   Our management compensates for this limitation by also considering the comparable GAAP financial measures of revenue, cost of revenue, and total operating expenses.

We define adjusted net income/(loss) as GAAP net income/(loss) excluding stock-based compensation expense and change in fair value of convertible preferred stock warrant liability, net of estimated tax.  A limitation of adjusted net income/(loss) is that it is a measure that may be unique to the Company and may not enhance the comparability of the Company’s results to other companies in the same industry that define adjusted net income/(loss) differently.   This measure may also exclude expenses that may have a material impact on the Company’s reported financial results.   Our management compensates for these limitations by also considering the comparable GAAP financial measure of net income/(loss).

We define adjusted EBITDA as net income before income tax (expense) benefit, interest expense, net, depreciation and amortization (excluding amortization of internal use software), stock-based compensation expense and change in fair value of convertible preferred stock warrant liability.  Adjusted EBITDA has a number of limitations as an analytical tool including the following:

•      although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•      adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•      adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;

•      adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and

•      other companies, including those in the Company’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, our management considers adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income/(loss) and the Company’s other GAAP results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures, see “Reconciliation of Revenue to Revenue Less Media Costs” , “Reconciliation of Net Loss  to Adjusted Net Loss” and  “Reconciliation of Net Loss to Adjusted EBITDA” included in this press release.

These  non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP.

Forward-Looking Statements

This press release includes “forward-looking statements” including, without limitation, statements regarding  Rocket Fuel’s forecasted financial results, anticipated reach, capabilities and opportunities, planned investments in employees and technology, expansion of revenue from the mobile, social, and video channels, expected benefits to advertisers,  and market opportunities, including opportunities outside of the United States. These forward-looking statements  are subject to a number of risks and uncertainties  that may cause actual results to differ materially from the results anticipated by such statements, including, without limitation, our limited operating history, particularly as a relatively new public company;  risks associated with our rapid growth, particularly outside of the U.S.;  our inability to realize value from significant investments in our business;  and general market, political, economic and business conditions.   Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the caption “Risk Factors,” in our prospectus filed with the Securities and Exchange Commission on September 20, 2013 pursuant to Rule 424(b) under the Securities Act.  These forward-looking statements are made as of November 7, 2013 and Rocket Fuel expressly disclaims any obligation or undertaking to update the forward-looking statements contained herein  to reflect events that occur or circumstances that exist after the date on which such statements were made.  Further, the financial results discussed herein are preliminary based on information currently available to Rocket Fuel.  While Rocket Fuel believes these preliminary results are meaningful, they could differ from the actual results that Rocket Fuel later reports in its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2013.  Rocket Fuel assumes no obligation and does not intend to update these preliminary results before filing its Form 10-Q for the fiscal quarter ended September 30, 2013.

About Rocket Fuel

Rocket Fuel delivers a leading programmatic media-buying platform at Big Data scale that harnesses the power of artificial intelligence to improve marketing ROI in digital media across web, mobile, video, and social channels. Rocket Fuel powers digital advertising and marketing programs globally for customers in North America, Europe, and Japan. Customers use Rocket Fuel’s Advertising That Learns ® platform to achieve brand and direct-response objectives in diverse industries from luxury cars to groceries to retail. Rocket Fuel currently operates in 19 offices worldwide and trades on the NASDAQ Global Select Market under the ticker symbol “FUEL.” For more information, please visit http://www.rocketfuel.com.

Investor Relations:
Alex Wellins
The Blueshirt Group
(415) 217-5861
ir@rocketfuel.com

Rocket Fuel and Advertising That Learns are trademarks or registered trademarks of Rocket Fuel Inc. in the United States and other countries.

Rocket Fuel Inc.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	September 30,	December 31,
	2013	2012
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$125,282	$14,896
Accounts receivable, net	67,984	47,333
Deferred tax assets	334	334
Prepaid expenses and other current assets	2,159	1,215
Total current assets	195,759	63,778
Property, equipment and software, net	20,941	10,939
Other assets	1,165	472
Total assets	$217,865	$75,189

Liabilities and Stockholder’s Equity
Current Liabilities:
Accounts payable	$34,088	$17,482
Accrued and other current liabilities	15,707	6,186
Deferred revenue	451	187
Current portion of line of credit	11,853	—
Current portion of long-term debt	4,375	1,988
Total current liabilities	66,474	25,843
Line of credit	—	1,853
Long-term debt - Less current portion	10,625	3,125
Deferred rent - Less current portion	482	430
Deferred tax liabilities	334	334
Convertible preferred stock warrant liability	—	2,741
Total liabilities	77,915	34,326

Stockholders’ Equity
Convertible preferred stock, Series A	—	9,788
Convertible preferred stock, Series B	—	9,935
Convertible preferred stock, Series C	—	6,501
Convertible preferred stock, Series C-1	—	34,393
Common stock	33	8
Additional paid-in capital	182,332	3,865
Accumulated other comprehensive loss	(101)	(84)
Accumulated deficit	(42,314)	(23,543)
Total stockholders’ equity	139,950	40,863
Total liabilities and stockholders’ equity	$217,865	$75,189

Rocket Fuel Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except loss per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Revenue	$62,458	$26,902	$155,039	$66,494
Cost of revenue	31,877	14,955	81,529	36,988
Gross Profit	30,581	11,947	73,510	29,506

Operating expenses:
Research and development	4,464	1,066	10,587	2,604
Sales and marketing	21,644	10,351	56,293	25,893
General and administrative	8,719	1,675	19,671	4,245
Total operating expenses	34,827	13,092	86,551	32,742
Loss from operations	(4,246)	(1,145)	(13,041)	(3,236)
Other expense, net:
Interest expense	(251)	(63)	(604)	(233)
Other income (expense) - net	155	65	(213)	157
Change in fair value of convertible preferred stock warrant liability	(2,385)	(831)	(4,740)	(1,093)
Other expense, net	(2,481)	(829)	(5,557)	(1,169)
Loss before income taxes	(6,727)	(1,974)	(18,598)	(4,405)
Provision for income taxes	(133)	(28)	(173)	(67)
Net loss	$(6,860)	$(2,002)	$(18,771)	$(4,472)
Basic and diluted net loss per share attributable to common stockholders	$(0.61)	$(0.25)	$(2.01)	$(0.56)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	11,315	8,067	9,346	7,971

(1) Stock-based compensation expense was as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Cost of revenue	$93	$5	$211	$20
Research and development	506	46	1,266	111
Sales and marketing	1,152	100	2,471	196
General and administrative	902	61	2,305	200
	$2,653	$212	$6,253	$527

Rocket Fuel Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended
	September 30,
	2013	2012
	(unaudited)
OPERATING ACTIVITIES:
Net loss	$(18,771)	$(4,472)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,583	2,461
Provision for doubtful accounts	521	63
Stock-based compensation	6,277	507
Issuance of restricted stock	—	20
Amortization of debt discount	1	6
Loss on disposal of property, equipment and software	(26)	—
Change in fair value of preferred stock warrant liability	4,740	1,093
Changes in operating assets and liabilities:
Accounts receivable	(21,236)	(15,586)
Prepaid expenses and other current assets	(941)	(679)
Other assets	(700)	(251)
Accounts payable	12,532	3,951
Accrued and other liabilities	5,496	2,235
Deferred rent	100	315
Deferred revenue	264	18
Net cash used in operating activities	(7,160)	(10,319)
INVESTING ACTIVITIES:
Purchases of property, equipment and software	(5,564)	(2,513)
Capitalized internal use software development costs	(4,486)	(3,294)
Net cash used in investing activities	(10,050)	(5,807)
FINANCING ACTIVITIES:
Proceeds from the issuance of convertible preferred stock/ warrants	97	34,500
Issuance costs related to convertible preferred stock	—	(105)
Proceeds from initial public offeringss	107,880	—
Issuance costs related to public offerings	(1,534)	—
Proceeds from exercise of vested common stock options	208	46
Proceeds from early exercise of unvested common stock options	1,058	378
Repurchases of common stock options early exercised	(11)	(3)
Payments for deferred offering costs	—	—
Borrowings from line of credit	10,000	4,000
Repayment of line of credit	—	(6,000)
Proceeds from issuance of long-term debt	10,000	3,000
Repayment of long-term debt	(114)	(311)
Net cash provided by financing activities	127,584	35,505
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND EQUIVALENTS	12	(51)
CHANGE IN CASH AND CASH EQUIVALENTS	110,386	19,328
CASH AND CASH EQUIVALENTS—Beginning of period	14,896	5,071
CASH AND CASH EQUIVALENTS—End of period	$125,282	$24,399

Rocket Fuel Inc.

KEY METRICS

(In thousands, except number of active customers)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenue	$62,458	$26,902	$155,039	$66,494
Revenue less media cost (non-GAAP)	$36,035	$14,448	$87,327	$35,874
Adjusted EBITDA (non-GAAP)	$(657)	$(477)	$(4,941)	$(1,656)
Number of active customers	938	406	938	406

Rocket Fuel Inc.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Net loss	$(6,860)	$(2,002)	$(18,771)	$(4,472)
Adjustments:
Interest expense, net	251	63	604	233
Provision for income taxes	133	28	173	67
Depreciation and amortization expense (excludes amortization of internal use software)	781	391	2,060	896
Stock-based compensation expense	2,653	212	6,253	527
Change in fair value of convertible preferred stock warrant liability	2,385	831	4,740	1,093
Total adjustments	6,203	1,525	13,830	2,816
Adjusted EBITDA	$(657)	$(477)	$(4,941)	$(1,656)

Rocket Fuel Inc.

RECONCILIATION OF REVENUE TO REVENUE LESS MEDIA COSTS

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenue	$62,458	$26,902	$155,039	$66,494
Less media cost	26,423	12,454	67,712	30,620
Revenue less media cost	$36,035	$14,448	$87,327	$35,874

Rocket Fuel Inc.

RECONCILIATION OF NET LOSS TO

ADJUSTED NET LOSS

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Net loss	$(6,860)	$(2,002)	$(18,771)	$(4,472)
Stock-based compensation expense	2,653	212	6,253	527
Change in fair value of convertible preferred stock warrant liability	2,385	831	4,740	1,093
Tax impact of the above items	—	—	—	—
Adjusted net loss	$(1,822)	$(959)	$(7,778)	$(2,852)

Adjusted diluted net loss per share	$(0.16)	$(0.12)	$(0.83)	$(0.36)

Weighted average shares used in computing adjusted diluted net loss per share	11,315	8,067	9,346	7,971